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                                                                  EXHIBIT 3.1.3



                           FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   EXULT, INC.



        EXULT, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

        DOES HEREBY CERTIFY:

        FIRST: That the Corporation was originally incorporated in Delaware under the name BPO-US, INC., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 29, 1998.

        SECOND: That the Board of Directors of the Corporation (the "Board of Directors") adopted resolutions proposing to amend and restate the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, par value $.0001 per share (the "Common Stock"), Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), Series B Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock"), Series C Convertible Preferred Stock, par value $.0001 per share (the "Series C Preferred Stock"), and Series D Convertible Preferred Stock, par value $.0001 per share (the "Series D Preferred Stock"), in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law;

        THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

        RESOLVED, that the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, be amended and restated in its entirety as follows:

                                   ARTICLE I

                                      NAME

        The name of the corporation is EXULT, Inc. (the "Corporation").




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                                   ARTICLE II

                                REGISTERED OFFICE


        The address of the Corporation's registered office is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is National Corporate Research Ltd.

                                   ARTICLE III

                                     POWERS

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                                  CAPITAL STOCK

        A. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is five hundred fifteen million (515,000,000), of which five hundred million (500,000,000) shares shall be Common Stock having a par value of $0.0001 per share (the "Common Stock"), and fifteen million (15,000,000) shares shall be Preferred Stock having a par value of $0.0001 per share (the "Preferred Stock").

        B. Common Stock. The Board of Directors of the Corporation (the "Board") may authorize the issuance of shares of Common Stock from time to time. Shares of Common Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.

        C. Preferred Stock. The Board may authorize the issuance of shares of Preferred Stock from time to time in one or more series of any number of shares, provided that the aggregate number of shares of Preferred Stock issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. The Board is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board or the percentage of members, if any, of the Board each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding. Any of the voting powers, designations,


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preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this
Article IV(C), provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in section 151(a) of the General Corporation Law of the State of Delaware. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                                    ARTICLE V

                      MATTERS RELATED TO STOCKHOLDER VOTING

        A. Election of Directors. Members of the Board of Directors need not be elected by written ballot unless the By-Laws of the Corporation so provide.

        B. Removal of Directors. Directors may not be removed by the stockholders of the Corporation without affirmative vote of shares representing at least two-thirds of the shares then entitled to vote at an election of directors. This is in addition to, and does not affect, any restriction in the Corporation's bylaws on removal of directors without cause.

        C. Written Consents. The stockholders may not take action by written consent. This Article V, Section C may not be amended without the affirmative vote of holders of at least two-thirds of the shares then entitled to vote in an election of directors.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

        To the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) and as interpreted by the courts of the State of Delaware ("Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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                                   ARTICLE VII

                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

        The Board of Directors may from time to time adopt, amend or repeal the By-laws. Any By-laws adopted or amended by the Board of Directors may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation only by affirmative vote of holders of at least two-thirds of the shares then entitled to vote in an election of directors.

                                  ARTICLE VIII

                                  EFFECTIVENESS

        The certificate shall be effective as of May ___, 2000 at ________ a.m.

        FOURTH: The foregoing amendment and restatement has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        FIFTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the corporation in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this _____ day of May, 2000.



                                    EXULT, INC.


                                    By
                                       ----------------------------------------
                                       James C. Madden, Chief Executive Officer



ATTEST


By
   ----------------------------------------
   Brian W. Copple, Secretary





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